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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Amkor Technology, Inc. of our report dated January 17, 2003, except for Note 21, which is as of January 27, 2003, relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in Current Report on Form 8-K of Amkor Technology, Inc., dated March 27, 2003.

     /s/ Samil Accounting Corporation

     Seoul, Korea

     July 9, 2003